Exhibit 21.1

CPI INTERNATIONAL HOLDING CORP.
SUBSIDIARIES

Direct Subsidiaries
Subsidiary	Jurisdiction of Organization
CPI International, Inc.	Delaware

Indirect Subsidiaries
Subsidiary	Jurisdiction of Organization	Direct Parent
Communications & Power Industries LLC	Delaware	CPI International, Inc.
Communications & Power Industries Canada Inc.	Ontario, Canada	CPI International, Inc.
CPI Subsidiary Holdings LLC	Delaware	Communications & Power Industries LLC
CPI Econco Division	California	Communications & Power Industries LLC
CPI Malibu Division	California	Communications & Power Industries LLC
CPI Locus Microwave Inc.	Delaware	Communications & Power Industries LLC
Communications & Power Industries International Inc.	Delaware	CPI Subsidiary Holdings LLC
Communications & Power Industries Asia Inc.	Delaware	CPI Subsidiary Holdings LLC
Communications & Power Industries Europe Limited	England and Wales	CPI Subsidiary Holdings LLC
Communications & Power Industries Italia S.r.L.	Italy	CPI Subsidiary Holdings LLC
Communications & Power Industries Australia Pty Limited	Australia	CPI Subsidiary Holdings LLC
Malibu Research Associates Pty Limited	Australia	CPI Malibu Division
Communications & Power Industries India Private Limited	India	Communications & Power Industries International Inc.
Communications & Power Industries Singapore Pte. Ltd.	Singapore	Communications & Power Industries Asia Inc.